Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(49,404,450)
Unrealized Gain (Loss) on Market Value of Futures	(95,510,765)
Interest Income	144,141
ETF Transaction Fees	30,000
Total Income (Loss)	$(144,741,074)

Expenses
Investment Advisory Fee	$457,475
Brokerage Commissions	353,339
Tax Reporting Fees	311,450
NYMEX License Fee	19,038
Audit Fees	13,151
SEC & FINRA Registration Expense	12,000
Legal Fees	8,440
Non-interested Directors' Fees and Expenses	6,020
Prepaid Insurance Expense	1,861
Total Expenses	$1,182,774
Net Gain (Loss)	$(145,923,848)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/09	$819,361,217
Additions (36,100,000 Units)	505,119,099
Net Gain (Loss)	(145,923,848)

Net Asset Value End of Period	$1,178,556,468
Net Asset Value Per Unit (89,900,000 Units)	$13.11

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502